EXHIBIT 99.1

4th Quarter 2009

AIMCO
Apartment Investment and Management Company

Elm Creek Apartments
Chicago, IL

Apartment Investment and Management Company (NYSE:AIV)
Announces Fourth Quarter and Full Year 2009 Results
Denver, Colorado — February 5, 2010
Fourth Quarter 2009
•
Funds From Operations (FFO) — Fourth quarter 2009 FFO was $0.26 per share, before operating real estate impairments of $0.12 per share. Results include a $0.10 per share non-cash impairment charge related to Aimco’s interest in Casden Properties LLC, which is described in further detail below. Excluding this impairment charge, fourth quarter FFO was $0.36 per share, within the $0.32 to $0.40 per share guidance range.

•
Property Operations — During the fourth quarter, total conventional and affordable property net operating income, adjusted for property acquisitions and dispositions, was 3.2% lower than in fourth quarter 2008.

•
Same Store Conventional Results — When comparing fourth quarter 2009 to fourth quarter 2008, Same Store conventional property net operating income declined 6.3%, ahead of to the guidance range of negative 7.0% to negative 8.0%. Same Store conventional revenue declined 3.2% and expenses increased 2.2%. Fourth quarter 2009 Same Store conventional net operating income was flat when compared to third quarter 2009. Average daily occupancy increased 0.7% from 94.7% for fourth quarter 2008 to 95.4% for fourth quarter 2009, and increased 0.6% from third quarter 2009.

•
Non-Same Store Results — Conventional redevelopment property net operating income increased 12.2% compared to fourth quarter 2008 and affordable property operations, including affordable redevelopment operations, generated net operating income growth of 6.9% during the same period.

•	Capital Markets Activity
At the beginning of fourth quarter 2009, Aimco had $260 million of term debt outstanding, which comes due in first quarter 2011. During fourth quarter 2009, Aimco repaid $170 million of term debt with proceeds from property sales. An additional payment of $35 million was made after quarter’s end, reducing the balance to $55 million as of the end of January 2010.
In connection with its recourse obligations, Aimco is subject to Debt Service and Fixed Charge Coverage covenants. On February 3, 2010, Aimco and its lenders agreed to reduce these Debt Service and Fixed Charge Coverage covenants from 1.50:1 and 1.30:1 to 1.40:1 and 1.20:1, respectively.
•
Property Sales and Asset Allocation — During fourth quarter 2009, Aimco sold 32 properties for $532.8 million, generating $154.2 million in net proceeds to Aimco, after distributions to limited partners, repayment of existing property debt and transaction costs.

•
Casden Properties LLC Impairment — As part of the March 2002 acquisition of Casden Properties, Inc., Aimco acquired a 20% passive interest in Casden Properties LLC, an entity organized to acquire, re-entitle and develop land parcels in Southern California. In connection with preparation of its annual financial statements and as a result of the continued decline in Southern California land values, Aimco has determined that its interest is not fully recoverable, and accordingly recognized an impairment loss of $20.7 million, or $12.4 million net of tax, during fourth quarter 2009.

AIMCO 4th Quarter 2009	Page 1

Full Year 2009 Summary
•
FFO, before operating real estate impairments and the Casden Properties LLC impairment, of $1.65 per share was at the midpoint of guidance and consistent with guidance provided at the beginning of the year, adjusted for dilution from asset sales.

•	Total conventional and affordable property net operating income, adjusted for property acquisitions and dispositions, was 0.5% lower than 2008.
•	Same Store conventional property net operating income declined 4.2% when compared to full year 2008, which was within the guidance range provided at the beginning of the year.
•	Aimco invested $56.1 million in conventional redevelopment projects during 2009 and completed 33 projects.
•
During 2009, Aimco sold 90 properties for $1.3 billion, generating net proceeds to Aimco of $407.2 million and increasing its capital allocation to the 20 largest U.S. markets as measured by total market capitalization. Average rents for Aimco’s conventional property portfolio have increased more than 40% over the last five years, primarily as a result of portfolio repositioning.

•	Full year 2009 Same Store conventional operating margin of 61.1% was just 20 basis points below full year 2008, despite declining revenue.
•	Property sales proceeds were used during 2009 to reduce Aimco’s term debt by more than 86% from $400 million at the beginning of the year to $55 million as of the end of January 2010.
•
At the beginning of 2009, Aimco’s share of property debt maturing during 2009 through 2011 was $656.1 million. During the year, through refinancing, repayment and property sales, Aimco reduced these maturities by 75% or $489.9 million, and eliminated all 2010 property debt maturities. At the end of the fourth quarter 2009, five loans totaling $166.2 million were scheduled to mature in 2011. One loan for $65 million was extended last month to mature in 2013. Aimco expects to refinance the remaining four loans, totaling $101.2 million, at their maturity. During the year, Aimco refinanced $737.5 million of property debt at a weighted average interest rate of 5.78% and a weighted average term of 9.8 years.

•
Through an organizational restructuring that began in fourth quarter 2008, Aimco reduced 2009 spending for offsite costs, including general and administrative expenses, by 36%, or $86.4 million, from 2008 levels. After consideration of costs capitalized in connection with redevelopment, offsite costs, including general and administrative expenses, for FFO purposes were reduced by 31% or $55.3 million.

2010 Outlook
•
Property Operations — Aimco’s operating focus remains on retaining existing residents, maintaining expense control and maximizing other property operating revenue. First quarter 2010 Same Store net operating income is expected to decline 5.5% to 6.5% when compared to first quarter 2009 and full year 2010 Same Store net operating income is expected to decline 2.0% to 5.0% compared to full year 2009. As conventional redevelopment properties are stabilized during 2010, operating results associated with the majority of these properties will be reflected in Same Store conventional results.

•
Capital Recycling and Asset Allocation — Aimco is focused on owning and operating B / B+ quality apartments concentrated in the 20 largest apartment markets in the United States. Aimco intends to upgrade the quality of its portfolio through the sale of approximately 5% to 10% of its portfolio annually, with the proceeds generally used to increase Aimco’s allocation of capital to well located properties within its target markets through capital investments, redevelopment and/or acquisitions.

•
FFO Outlook — For the first quarter 2010, FFO is expected to range from $0.26 to $0.30 per share. Full year 2010 FFO is expected to range from $1.25 to $1.35 per share. Expected results are lower primarily due to dilution from asset sales, lower investment management income and a decline in property net operating income. These declines are partially offset by lower offsite costs, including general and administrative expenses.

AIMCO 4th Quarter 2009	Page 2

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “During 2009, Aimco accomplished many of its goals, notwithstanding a difficult operating environment and considerable uncertainty about the capital markets. We expect that the economy will remain a challenge in 2010. Aimco is focused on providing excellent service to our residents, upgrading our portfolio and strengthening our balance sheet.”
Chief Financial Officer Ernie Freedman adds: “Aimco’s balance sheet is appreciably stronger going in to 2010, with only $55 million of recourse term debt outstanding and limited near term property debt maturities. We expect 2010 FFO to be in a range from $1.25 to 1.35 with approximately 97% provided by property operations income and other recurring revenue.”
Fourth Quarter and Full Year 2009 Financial Results
Diluted Per Share Results*

	FOURTH QUARTER		YEAR- TO-DATE
	2009	2008	2009	2008
Earnings (loss) — EPS	$(0.06)	$(0.11)	$(1.00)	$3.96
Funds from operations — FFO	$0.14	$(0.48)	$1.09	$1.84
FFO before operating real estate impairments and preferred stock redemption related gains	$0.26	$(0.32)	$1.55	$2.10
Adjusted funds from operations — AFFO	$0.13	$(0.61)	$0.99	$1.05

*
During fourth quarter 2009, as a result of a change in United States Generally Accepted Accounting Principles (GAAP), Aimco revised its method of computing share and per share information. The change in accounting treatment reduced fourth quarter and full year 2008 diluted weighted average shares outstanding when compared to the amounts reported in our fourth quarter 2008 earnings release. The change in accounting had no effect on fourth quarter or full year 2009 FFO per share results. See the footnotes to Aimco’s consolidated statements of income and Supplemental Schedule 1 for further details.

•
Net loss attributable to Aimco common stockholders for the quarter was $6.7 million, compared to net loss of $9.9 million for fourth quarter 2008. Fourth quarter 2009 net loss was less than fourth quarter 2008 primarily due to lower restructuring costs of $14.1 million, an impairment of real estate development assets in fourth quarter 2008 of $91.1 million, and lower property management, investment management and general and administrative expenses totaling $11.9 million. These positive results were partially offset by lower income tax benefit associated with continuing operations of $31.3 million and lower gains on dispositions of real estate of $92.3 million, net of tax and non-controlling interests. Earnings per share (EPS) attributable to Aimco common stockholders was a loss of $0.06 on a diluted basis, compared with a loss of $0.11 per share in fourth quarter 2008.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $16.1 million, or $0.14 per share, compared with a loss of $43.9 million, or $0.48 per share, in fourth quarter 2008. FFO, before operating real estate impairments, was $30.2 million, or $0.26 per share, compared with a loss of $28.9 million, or $0.32 per share, in fourth quarter 2008. Certain impairment charges related to non-operating assets negatively affected fourth quarter 2009 and 2008 FFO results as follows:

	FOURTH QUARTER
	2009	2008
FFO before operating real estate impairments	$0.26	$(0.32)
Impairments, net of tax and minority interest in Aimco Operating Partnership:
Interest in Casden Properties LLC	0.10	0.10
Impairments on real estate development assets	—	0.61

Total impairment charges	0.10	0.71

FFO before operating real estate impairments, investment impairment and real estate development asset impairment charges	$0.36	$0.39

AIMCO 4th Quarter 2009	Page 3

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $15.3 million, or $0.13 per share, compared with a loss of $56.0 million, or $0.61 per share, in fourth quarter 2008. AFFO includes deductions of $0.13 and $0.29 per share for capital replacement expenditures in fourth quarter 2009 and fourth quarter 2008, respectively.

Property Operations
Property operating results discussed below represent Aimco’s share of reported amounts.
Conventional Real Estate Operations
Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities. At the end of fourth quarter 2009, this portfolio included 243 properties with 74,030 units in which Aimco had a weighted average ownership of 90%. Average rents for the conventional real estate portfolio increased 1.0% from $1,032 per unit during fourth quarter 2008 to $1,042 per unit during fourth quarter 2009. During fourth quarter 2009, conventional real estate operations generated net operating income of $121.8 million. Aimco’s Same Store conventional portfolio net operating income declined 6.3% from fourth quarter 2008, while net operating income generated by its conventional redevelopment property portfolio increased 12.2% compared to fourth quarter 2008.
“Same Store” Conventional Results
In fourth quarter 2009, the Same Store conventional portfolio included 172 communities with 51,388 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 91%.
Comparing Same Store conventional results in fourth quarter 2009 with fourth quarter 2008, total revenue decreased $5.3 million, or 3.2%. The decrease in revenue was primarily the result of lower average rent, down 4.8% or $51 per unit, from $1,055 per unit to $1,004 per unit, partially offset by higher average daily occupancy of 95.4% for fourth quarter 2009 compared to 94.7% for fourth quarter 2008. Same Store expenses increased $1.3 million or 2.2%, primarily due to higher property tax and insurance expenses, partially offset by decreased utilities and administrative costs.
Same Store Conventional Operating Results

	FOURTH QUARTER			FOURTH QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2009	2008	Variance	3rd Qtr	Variance	2009	2008	Variance
Same Store Operating Measures
Average Daily Occupancy	95.4%	94.7%	0.7%	94.8%	0.6%	94.1%	95.0%	-0.9%
Average Rent Per Unit	$1,004	$1,055	-4.8%	$1,022	-1.8%	$1,027	$1,053	-2.5%
Total Same Store $(mm)
Revenue	$160.8	$166.1	-3.2%	$162.3	-0.9%	$612.9	$628.6	-2.5%
Expenses	(63.2)	(61.9)	2.2%	(64.7)	-2.3%	(238.6)	(237.8)	0.3%
NOI	$97.6	$104.2	-6.3%	$97.6	0.0%	$374.3	$390.8	-4.2%
See Supplemental Schedules 6a through 6c for additional information on Same Store conventional operating results.
Affordable Real Estate Operations
At the end of fourth quarter 2009, Aimco’s affordable real estate portfolio included 260 properties with 29,650 units in which Aimco had a weighted average ownership of 54%. During fourth quarter 2009, affordable property operations generated net operating income of $17.5 million. Total affordable property net operating income, adjusted for property dispositions, was 6.9% higher than in fourth quarter 2008. Average month-end occupancy for the affordable same store portfolio decreased 0.9% from 97.7% for fourth quarter 2008 to 96.8% for fourth quarter 2009, while average rent per unit increased 3.3% from $730 to $754 per unit.

AIMCO 4th Quarter 2009	Page 4

Investment Management
Investment management includes activities related to our owned portfolio of properties as well as services provided to affiliated partnerships. Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Aimco’s share of investment management income, net of tax, was $14.0 million in the fourth quarter 2009 compared to $8.1 million in fourth quarter 2008. Income generated by transactions contributed approximately 5% of full year 2009 FFO. See Supplemental Schedule 11 for additional information on investment management income.
Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As we execute this strategy, we expect to reduce our investment in markets outside the 20 largest markets and to increase our investment in the 20 largest markets both by making acquisitions and through redevelopment spending.
In fourth quarter 2009, Aimco sold 23 conventional properties and nine affordable properties with 8,113 and 985 units, respectively, for $532.8 million in gross proceeds (Aimco’s share $501.1 million). Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $154.2 million.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation and Supplemental Schedule 8 for additional information on disposition activity.
Redevelopment
During fourth quarter 2009, Aimco invested $7.9 million in conventional redevelopment projects and completed 12 of the 16 projects that were active at the end of the third quarter. Aimco also invested $4.7 million in four tax credit redevelopment projects and completed one project during fourth quarter 2009.
Balance Sheet and Liquidity
At the end of fourth quarter 2009, Aimco leverage was provided 85% by long-term non-recourse property debt of $5.5 billion $(5.0 billion Aimco’s share) at a weighted average interest rate of 5.5% and weighted average maturity of 8.6 years. Aimco’s preferred securities represented approximately 13% of Aimco’s leverage at the end of the quarter, at which time Aimco had $776.2 million in perpetual preferred stock and preferred partnership units at a weighted average dividend rate of 7.5%.
Aimco’s recourse debt is limited to its revolving credit facility and corporate term debt, which together represented approximately 2% of Aimco’s leverage at the end of fourth quarter 2009. At that time, the balance on Aimco’s revolving credit facility was zero and available capacity was $136.2 million, net of $43.8 million of letters of credit drawn against the facility. Aimco’s revolving credit facility is used for working capital purposes and to secure letters of credit. The balance on Aimco’s corporate term debt of $90 million at December 31, 2009, matures in first quarter 2011. Subsequent to quarter’s end, Aimco repaid $35 million of the term debt, bringing the balance to $55 million at the end of January 2010.
In connection with its recourse obligations, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For fourth quarter 2009, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.59:1 and 1.36:1, compared to covenants in place during the quarter of 1.50:1 and 1.30:1, respectively. On February 3, 2010, Aimco and its lenders agreed to reduce these Debt Service and Fixed Charge Coverage covenants to 1.40:1 and 1.20:1, respectively. Aimco expects to remain in compliance with these covenants.

AIMCO 4th Quarter 2009	Page 5

At December 31, 2009, Aimco had outstanding $5.7 billion of consolidated debt, which consisted of $5.0 billion of fixed rate property debt, $0.6 billion of floating rate property debt and $90 million of floating rate corporate debt. In addition, Aimco had outstanding $67.0 million of floating rate preferred stock. Aimco’s floating rate property debt includes $433.9 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA). Over the last twenty years the SIFMA rate has moved at approximately 0.73% for a 1.00% change in LIBOR, which reduces Aimco’s FFO exposure to changes in floating interest rates. Additionally, Aimco’s FFO exposure is offset by floating rate assets, such as cash and notes receivable. Based on Aimco’s proportionate share of quarter-end balances, Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be less than $0.01 per share per quarter.
See Supplemental Schedules 4 and 5 for more detail on preferred equity characteristics and debt characteristics and activity.
Dividends on Common Stock
On December 18, 2009, the Aimco Board of Directors declared a quarterly cash dividend of $0.10 per share of Class A Common Stock for the quarter ended December 31, 2009, which was paid on January 29, 2010, to stockholders of record on December 31, 2009. At the end of the fourth quarter 2009, there were approximately 116.7 million shares of Class A Common Stock outstanding. See Supplemental Schedule 4 for additional detail on Aimco’s securities.
Earnings Conference Call
Please join Aimco management for the fourth quarter 2009 earnings conference call to be held Friday, February 5, 2010, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 7872057
Webcast: http://www.aimco.com/CorporateInformation/Overview.aspx
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 436827
The conference call replay will be available until 9:00 a.m. Eastern time on February 22, 2010.
Webcast Replay: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

AIMCO 4th Quarter 2009	Page 6

Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of first quarter and full year 2010 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 870 properties, including 135,654 apartment units, and serves approximately 500,000 residents each year. Aimco’s properties are located in 44 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact

Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 4th Quarter 2009	Page 7

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES:
Rental and other property revenues	$284,439	$287,478	$1,140,828	$1,137,995
Property management revenues, primarily from affiliates	984	1,599	5,082	6,345
Asset management and tax credit revenues	17,384	15,179	49,853	98,830

Total revenues	302,807	304,256	1,195,763	1,243,170

OPERATING EXPENSES:
Property operating expenses	127,414	128,642	521,161	526,238
Property management expenses	454	1,192	2,869	5,385
Investment management expenses	3,060	6,740	15,779	24,784
Depreciation and amortization	115,063	111,220	444,413	392,999
Provision for operating real estate impairment losses	694	—	2,329	—
Provision for impairment losses on real estate development assets [1]	—	91,138	—	91,138
General and administrative expenses	15,969	23,403	69,567	99,157
Other expenses, net	6,669	4,339	17,891	22,568
Restructuring costs	8,661	22,802	11,241	22,802

Total operating expenses	277,984	389,476	1,085,250	1,185,071

Operating income (loss)	24,823	(85,220)	110,513	58,099

Interest income	1,750	3,037	9,341	19,914
Provision for losses on notes receivable	(21,097)	(16,470)	(21,549)	(17,577)
Interest expense	(80,787)	(81,449)	(324,160)	(324,118)
Equity in losses of unconsolidated real estate partnerships	(4,091)	(1,170)	(12,025)	(4,601)
Impairment recoveries (losses) related to unconsolidated real estate partnerships	951	(1,530)	(322)	(2,661)
Gain (loss) on dispositions of unconsolidated real estate and other	3,911	(253)	22,494	99,864

Loss before income taxes and discontinued operations	(74,540)	(183,055)	(215,708)	(171,080)

Income tax benefit	10,993	42,329	18,671	53,202

Loss from continuing operations	(63,547)	(140,726)	(197,037)	(117,878)

Income from discontinued operations, net [2]	68,502	211,045	152,237	744,880

Net income (loss)	4,955	70,319	(44,800)	627,002
Noncontrolling interests [3]:
Net loss (income) attributable to noncontrolling interests in consolidated real estate partnerships	2,223	(64,611)	(22,541)	(172,756)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,730)	(1,977)	(6,288)	(7,646)
Net loss (income) attributable to common noncontrolling interests in Aimco Operating Partnership	758	3,226	9,355	(34,593)

Total noncontrolling interests	1,251	(63,362)	(19,474)	(214,995)

Net income (loss) attributable to Aimco	6,206	6,957	(64,274)	412,007
Net income attributable to Aimco preferred stockholders	(12,935)	(13,606)	(50,566)	(53,708)
Net income attributable to participating securities [4]	—	(3,249)	—	(6,985)

Net (loss) income attributable to Aimco common stockholders	$(6,729)	$(9,898)	$(114,840)	$351,314

Weighted average common shares outstanding — basic and diluted [5]	115,871	91,515	114,301	88,690

Earnings (loss) per common share — basic and diluted [5]:
Loss from continuing operations attributable to Aimco common stockholders	$(0.57)	$(1.69)	$(1.75)	$(2.19)
Income from discontinued operations attributable to Aimco common stockholders	0.51	1.58	0.75	6.15

Net (loss) income attributable to Aimco common stockholders	$(0.06)	$(0.11)	$(1.00)	$3.96

AIMCO 4th Quarter 2009	Page 8

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]
The consolidated statements of income for the three months and year ended December 31, 2008, have been restated to reclassify provisions for impairment losses on real estate development assets into operating income. The reclassification reduced operating income by $91.1 million for the three months and year ended December 31, 2008, and had no effect on the reported amounts of loss before income taxes and discontinued operations, loss from continuing operations, net income, net loss attributable to Aimco common stockholders or (loss) earnings per share.

[2]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Rental and other property revenues [6]	$15,611	$75,695	$152,812	$463,232
Property operating expenses [6]	(7,158)	(38,006)	(77,267)	(228,423)
Depreciation and amortization	(6,126)	(21,625)	(51,155)	(122,549)
Provision for operating real estate impairment losses	(13,817)	(17,455)	(54,530)	(27,420)
Other expenses, net	(3,242)	(4,108)	(9,750)	(12,892)

Operating (loss) income	(14,732)	(5,499)	(39,890)	71,948
Interest income	17	172	112	1,747
Interest expense	(3,026)	(15,455)	(30,592)	(89,356)
Gain on extinguishment of debt	—	—	259	—

Loss before gain on dispositions of real estate and income taxes	(17,741)	(20,782)	(70,111)	(15,661)
Gain on dispositions of real estate	88,364	250,784	221,793	800,335
Income tax (expense) benefit	(2,121)	(18,957)	555	(39,794)

Income from discontinued operations, net	$68,502	$211,045	$152,237	$744,880

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships [6]	$(4,048)	$(53,055)	$(60,008)	$(149,383)
Noncontrolling interests in Aimco Operating Partnership	(4,889)	(13,176)	(6,891)	(49,665)

Total noncontrolling interests	(8,937)	(66,231)	(66,899)	(199,048)

Aimco	$59,565	$144,814	$85,338	$545,832

[3]	Noncontrolling interests refers to interests in consolidated partnerships held by parties other than Aimco.

[4]
Income attributable to participating securities represents dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock. During the three months and year ended December 31, 2009, the amounts of expense associated with nonforfeited dividends paid on restricted stock exceeded the current period dividends declared on participating securities, and therefore these amounts were reduced to zero for purposes of earnings (loss) per share attributable to participating securities.

[5]
Weighted average common shares, common share equivalents, dilutive preferred securities and earnings per share amounts for each of the periods presented above have been adjusted for Aimco’s application during the fourth quarter 2009 of a change in GAAP, which requires the shares issued in Aimco’s special dividends paid in 2008 and January 2009 to be treated as issued and outstanding on the dividend payment dates for basic purposes and as potential share equivalents for the periods between the ex-dividend dates and the payment dates for diluted purposes, rather than treating the shares as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. The change in accounting treatment had no effect on basic or diluted weighted average shares outstanding for the three months ended December 31, 2009 and reduced basic and diluted weighted average shares outstanding by 1.2 million for the year ended December 31, 2009. The change in accounting treatment reduced basic and diluted weighted average shares outstanding by 23.7 million and 32.5 million for the three months and year ended December 31, 2008, respectively, as compared to the amounts previously reported in Aimco’s fourth quarter and full year 2008 income statements.

[6]
Income from discontinued operations for the three months ended December 31, 2009, attributable to properties classified as held for sale at December 31, 2009, includes $2.1 million of rental and other property revenues, $1.2 million of property operating expenses and $0.2 million of noncontrolling interests related to four properties.

AIMCO 4th Quarter 2009	Page 9

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Buildings and improvements	$7,479,480	$7,278,734
Land	2,183,927	2,167,574
Accumulated depreciation	(2,701,046)	(2,320,671)

Total real estate	6,962,361	7,125,637
Cash and cash equivalents	81,260	299,676
Restricted cash	220,037	253,315
Accounts receivable	59,822	90,318
Accounts receivable from affiliates	23,744	38,978
Deferred financing costs	52,725	51,568
Notes receivable from unconsolidated real estate partnerships	14,295	22,567
Notes receivable from non-affiliates	125,269	139,897
Investment in unconsolidated real estate partnerships	105,324	119,036
Other assets	185,890	198,713
Deferred income tax asset, net	42,015	28,326
Assets held for sale	33,726	1,073,839

Total assets	$7,906,468	$9,441,870

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$574,926	$629,499
Property loans payable	4,972,327	4,944,324
Term loans	90,000	400,000
Other borrowings	53,057	95,981

Total indebtedness	5,690,310	6,069,804
Accounts payable	29,819	64,241
Accrued liabilities and other	286,328	569,996
Deferred income	182,485	193,810
Security deposits	35,764	37,244
Liabilities related to assets held for sale	30,403	771,878

Total liabilities	6,255,109	7,706,973

Preferred noncontrolling interests in Aimco Operating Partnership	86,656	88,148
Preferred stock subject to repurchase agreement	30,000	—

Equity:
Perpetual preferred stock	660,500	696,500
Class A Common Stock	1,165	1,006
Additional paid-in capital	3,072,665	2,910,002
Accumulated other comprehensive loss	(1,138)	(2,249)
Notes due on common stock purchases	(1,392)	(3,607)
Distributions in excess of earnings	(2,492,082)	(2,335,628)

Total Aimco equity	1,239,718	1,266,024

Noncontrolling interests in consolidated real estate partnerships	316,177	380,725
Common noncontrolling interests in Aimco Operating Partnership	(21,192)	—

Total equity	1,534,703	1,646,749

Total liabilities and equity	$7,906,468	$9,441,870

AIMCO 4th Quarter 2009	Page 10

Outlook and Forward Looking Statement
First Quarter and Full Year 2010
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of first quarter and full year 2010 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

	First Quarter 2010	Full Year 2010
GAAP earnings per share [1][3]	-$0.61 to -$0.57	-$2.22 to -$2.11
FFO per share [2][3]	$0.26 to $0.30	$1.25 to $1.35
2010 Same Store operating assumptions:
Weighted average daily occupancy	95.0% to 96.0%	94.5% to 95.5%
NOI change — sequential	-3.5% to -2.5%
NOI change — 2010 vs. 2009	-6.5% to -5.5%	-5.0% to -2.0%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt and (iii) preferred stock redemption related costs or gains.

[2]	FFO per share represents FFO before real estate impairment losses and preferred stock redemption related amounts.

[3]
The GAAP earnings per share and FFO per share amounts are calculated based on 116.4 million weighted average common shares (diluted) for first quarter 2010 and 116.5 million weighted average common shares (diluted) for full year 2010.

AIMCO 4th Quarter 2009	Page 11

Page

3	Schedule 1	–	Funds From Operations and Adjusted Funds From Operations

5	Schedule 2	–	Proportionate Operating Results Presentation

7	Schedule 3	–	Proportionate Balance Sheet Presentation

8	Schedule 4	–	Share Data

9	Schedule 5	–	Selected Debt Structure and Maturity Data

11	Schedule 6a	–	Same Store Operating Results (4Q 2009 v. 4Q 2008)

12	Schedule 6b	–	Same Store Operating Results (4Q 2009 v. 3Q 2009)

13	Schedule 6c	–	Same Store Operating Results (YTD 2009 v. YTD 2008)

14	Schedule 7	–	Total Conventional Portfolio Data by Market

15	Schedule 8	–	Property Sales and Acquisition Activity

16	Schedule 9	–	Capital Additions

17	Schedule 10	–	Summary of Redevelopment Activity

18	Schedule 11	–	Aimco Capital

19	Schedule 12	–	Apartment Unit Summary

20	Glossary

AIMCO 4th Quarter 2009	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net (loss) income attributable to Aimco common stockholders [1]	$(6,729)	$(9,898)	$(114,840)	$351,314
Adjustments:
Depreciation and amortization	115,063	111,220	444,413	392,999
Depreciation and amortization related to non-real estate assets	(4,196)	(4,994)	(16,667)	(17,372)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities [2]	(10,070)	(8,373)	(40,852)	(29,872)
(Gain) loss on dispositions of unconsolidated real estate and other	(3,911)	253	(22,494)	(99,864)
Income tax expense (benefit) arising from disposition of unconsolidated real estate and other	2,035	(1)	1,582	(433)
Loss on dispositions of non-depreciable assets and debt extinguishment gain	1,000	—	7,783	1,669
Deficit distributions to noncontrolling partners [3]	—	20,379	—	43,240
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest [2]	(85,099)	(174,316)	(164,281)	(617,906)
Depreciation of rental property, net of noncontrolling partners’ interest [2]	5,635	19,092	45,836	109,043
Recovery of deficit distributions to noncontrolling partners [3]	—	(22,148)	—	(30,354)
Income tax expense arising from disposals	4,116	22,055	5,788	43,146
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(1,759)	2,871	(19,509)	18,576
Preferred stock dividends	12,935	13,606	52,215	55,190
Preferred stock redemption related gains	—	—	(1,649)	(1,482)
Amounts allocable to participating securities [4]	—	3,249	—	6,985

Funds From Operations	$29,020	$(27,005)	$177,325	$224,879
Preferred stock dividends	(12,935)	(13,606)	(52,215)	(55,190)
Preferred stock redemption related gains	—	—	1,649	1,482
Amounts allocable to participating securities [4]	(29)	(3,249)	(773)	(6,985)
Dividends/distributions on dilutive preferred securities	—	—	—	4,292

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$16,056	$(43,860)	$125,986	$168,478
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest [5]	15	—	2,012	1,131
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest [5]	16,856	16,763	61,313	26,285
Income tax benefit on impairment losses	(1,455)	(511)	(4,075)	(511)
Preferred stock redemption related gains [6]	—	—	(1,649)	(1,482)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(1,135)	(1,267)	(4,304)	(2,120)
Amounts allocable to participating securities [4]	(95)	—	(448)	—

Funds From Operations Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$30,242	$(28,875)	$178,835	$191,781
Capital Replacements	(16,212)	(28,869)	(70,250)	(101,368)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,193	1,711	5,249	8,453
Amounts allocable to participating securities [4]	100	—	547	—
Dividends/distributions on non-dilutive preferred securities	—	—	—	(4,217)

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$15,323	$(56,033)	$114,381	$94,649

Funds From Operations Attributable to Aimco Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	116,072	91,515	115,563	89,827
Dilutive preferred securities [9]	—	—	—	1,490

	116,072	91,515	115,563	91,317

Funds From Operations Attributable to Aimco Common Stockholders (excluding operating real estate impairments and preferred stock redemption related amounts)
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	116,072	91,515	115,563	89,827
Dilutive preferred securities [9]	—	—	—	1,490

	116,072	91,515	115,563	91,317

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	116,072	91,515	115,563	89,827
Dilutive preferred securities [9]	—	—	—	34

	116,072	91,515	115,563	89,861

Per Share [7]:
Funds From Operations — Diluted	$0.14	$(0.48)	$1.09	$1.84
Funds From Operations — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$0.26	$(0.32)	$1.55	$2.10
Adjusted Funds From Operations — Diluted	$0.13	$(0.61)	$0.99	$1.05
Dividends paid	$0.10	$1.80	$2.38	$7.91

AIMCO 4th Quarter 2009	Page 3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Noncontrolling partners” refers to noncontrolling partners in Aimco’s consolidated real estate partnerships.

[3]
Prior to adoption of SFAS 160, Aimco recognized deficit distributions to noncontrolling partners as charges in its income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s noncontrolling interest account. Aimco recorded these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to noncontrolling partners occurred when the fair value of the underlying real estate exceeded its depreciated net book value because the underlying real estate had appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) Aimco’s recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on NAREIT’s FFO White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco added back deficit distributions and subtracted related recoveries in its reconciliation of net income to FFO. Subsequent to adoption of SFAS 160, effective January 1, 2009, Aimco may reduce the balance in noncontrolling partners’ accounts below zero in such situations and is no longer required to recognize deficit distribution charges in its income statement.

[4]
Amounts allocable to participating securities represent dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock.

[5]
On October 1, 2003, NAREIT clarified its definition of FFO to include operating real estate impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of operating real estate, which are not included in FFO. Aimco does not add back operating real estate impairment losses when computing FFO in accordance with NAREIT’s definition.

[6]
In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes preferred stock redemption related charges or gains in FFO. As a result, FFO for the years ended December 31, 2009 and 2008, includes redemption discounts, net of issuance costs, of $1.6 million and $1.5 million, respectively.

[7]
Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been adjusted for Aimco’s application during the fourth quarter 2009 of a change in GAAP, which requires the shares issued in Aimco’s special dividends paid in 2008 and January 2009 to be treated as issued and outstanding on the dividend payment dates for basic purposes and as potential share equivalents for the periods between the ex-dividend dates and the payment dates for diluted purposes, rather than treating the shares as issued and outstanding as of the beginning of the earliest period presented for both basic and diluted purposes. The change in accounting treatment had no effect on diluted weighted average shares outstanding for the three months and year ended December 31, 2009. The change in accounting treatment reduced diluted weighted average shares outstanding by 23.7 million and 32.7 million for the three months and year ended December 31, 2008, respectively, as compared to the amounts previously reported in Aimco’s fourth quarter and full year 2008 Supplemental Schedule 1. Additionally, per share funds from operations amounts for 2008 have been retroactively adjusted for the effect of Aimco’s adoption of a change in GAAP related to participating securities in 2009.

[8]
Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP, plus common share equivalents that are dilutive for per share funds from operations amounts.

[9]
The Aimco Operating Partnership’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, the Aimco Operating Partnership, in its sole discretion, may redeem these units for cash or shares of common stock. The Aimco Operating Partnership has a redemption policy that requires cash settlement of PPU redemptions, subject to limited exceptions. Pursuant to such policy, during the three months and year ended December 31, 2009, 6.0 million and 9.0 million potential shares were excluded from diluted funds from operations share equivalents because the policy required cash settlement. During the three months ended December 31, 2008, potential shares were excluded from diluted funds from operations share equivalents because their effect was antidilutive.

AIMCO 4th Quarter 2009	Page 4

Supplemental Schedule 2
Proportionate Operating Results Presentation
(in thousands) (unaudited)

	Three Months Ended December 31, 2009				Year Ended December 31, 2009
		Proportionate				Proportionate
	Aimco	Share of		Proportionate	Aimco	Share of		Proportionate
	GAAP Income	Unconsolidated	Noncontrolling	Income	GAAP Income	Unconsolidated	Noncontrolling	Income
	Statement	Partnerships	Interests	Statement	Statement	Partnerships	Interests	Statement

Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$178,338	$—	$(16,962)	$161,376	$719,977	$—	$(70,473)	$649,504
Acquisition properties [1]	641	—	—	641	2,749	—	—	2,749
Redevelopment properties [1]	37,220	—	(2,108)	35,112	144,010	—	(8,185)	135,825
Other properties [1]	17,344	145	(1,992)	15,497	69,996	1,449	(7,719)	63,726
Affordable properties [1]	50,896	2,320	(15,120)	38,096	204,096	9,611	(61,288)	152,419

Total rental and other property revenues	284,439	2,465	(36,182)	250,722	1,140,828	11,060	(147,665)	1,004,223
Property management revenues, primarily from affiliates [3]	984	(140)	1,776	2,620	5,082	(610)	7,493	11,965
Asset management and tax credit revenues	17,384	—	1,030	18,414	49,853	—	2,209	52,062

Total revenues	302,807	2,325	(33,376)	271,756	1,195,763	10,450	(137,963)	1,068,250

Operating expenses:
Property operating expenses:
Same Store properties [2]	70,391	—	(7,046)	63,345	282,428	—	(29,204)	253,224
Acquisition properties	219	—	—	219	952	—	—	952
Redevelopment properties	13,893	—	(850)	13,043	57,789	—	(3,580)	54,209
Other properties	8,736	97	(959)	7,874	35,246	816	(4,056)	32,006
Affordable properties	26,079	1,443	(8,481)	19,041	101,735	5,884	(33,943)	73,676
Casualties, Conventional	(68)	(3)	690	619	5,519	55	421	5,995
Casualties, Affordable	(26)	(1)	259	232	2,070	21	158	2,249
Property management expenses, Conventional [4]	5,956	—	(285)	5,671	25,759	—	(638)	25,121
Property management expenses, Affordable [4]	2,234	—	(954)	1,280	9,663	—	(3,993)	5,670

Total property operating expenses	127,414	1,536	(17,626)	111,324	521,161	6,776	(74,835)	453,102

Property management expenses [5]	454	—	1,240	1,694	2,869	—	4,632	7,501
Investment management expenses	3,060	—	—	3,060	15,779	—	—	15,779
Depreciation and amortization	115,063	1,207	(11,335)	104,935	444,413	5,476	(46,563)	403,326
Provision for operating real estate impairment losses	694	—	272	966	2,329	—	(639)	1,690
General and administrative expenses	15,969	7	33	16,009	69,567	6	(2,312)	67,261
Other expenses, net	6,669	3,249	(4,045)	5,873	17,891	8,151	(18,426)	7,616
Restructuring costs	8,661	—	—	8,661	11,241	—	—	11,241

Total operating expenses	277,984	5,999	(31,461)	252,522	1,085,250	20,409	(138,143)	967,516

Operating income	24,823	(3,674)	(1,915)	19,234	110,513	(9,959)	180	100,734
Interest income:
General partner loan interest	1,382	(4)	650	2,028	5,717	(21)	3,082	8,778
Money market and interest bearing accounts	405	22	(212)	215	3,572	90	(820)	2,842
Accretion on discounted notes receivable	(37)	—	(83)	(120)	52	—	219	271

Total interest income	1,750	18	355	2,123	9,341	69	2,481	11,891
Provision for losses on notes receivable	(21,097)	—	(474)	(21,571)	(21,549)	—	(1,692)	(23,241)
Interest expense:
Property debt (primarily non-recourse)	(80,247)	(435)	9,620	(71,062)	(318,563)	(2,135)	38,440	(282,258)
Corporate debt	(3,265)	—	—	(3,265)	(15,389)	—	—	(15,389)
Capitalized interest	2,725	—	—	2,725	9,792	—	(24)	9,768

Total interest expense	(80,787)	(435)	9,620	(71,602)	(324,160)	(2,135)	38,416	(287,879)
Equity in losses of unconsolidated real estate partnerships	(4,091)	4,091	—	—	(12,025)	12,025	—	—
Impairment losses related to unconsolidated real estate partnerships	951	—	—	951	(322)	—	—	(322)
Gain on dispositions of unconsolidated real estate and other	3,911	—	(1,315)	2,596	22,494	—	(1,918)	20,576

Loss before income taxes and discontinued operations	(74,540)	—	6,271	(68,269)	(215,708)	—	37,467	(176,241)
Income tax benefit	10,993	—	—	10,993	18,671	—	—	18,671

Loss from continuing operations	(63,547)	—	6,271	(57,276)	(197,037)	—	37,467	(159,570)
Income from discontinued operations, net	68,502	—	(4,048)	64,454	152,237	—	(60,008)	92,229

Net income (loss)	4,955	—	2,223	7,178	(44,800)	—	(22,541)	(67,341)
Noncontrolling interests:
Noncontrolling interests in consolidated real estate partnerships	2,223	—	(2,223)	—	(22,541)	—	22,541	—
Noncontrolling interests in Aimco Operating Partnership	(972)	—	—	(972)	3,067	—	—	3,067

Total net income attributable to noncontrolling interests	1,251	—	(2,223)	(972)	(19,474)	—	22,541	3,067

Net income (loss) attributable to Aimco	6,206	—	—	6,206	(64,274)	—	—	(62,274)
Net income attributable to Aimco preferred stockholders	(12,935)	—	—	(12,935)	(50,566)	—	—	(50,566)

Net loss attributable to Aimco common stockholders	$(6,729)	$—	$—	$(6,729)	$(114,840)	$—	$—	$(114,840)

(See footnotes on Page 6)

AIMCO 4th Quarter 2009	Page 5

Supplemental Schedule 2
Proportionate Operating Results Presentation
(in thousands) (unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2009	2009

Components of FFO:
Real estate operations:
Rental and other property revenues	$250,722	$1,004,223
Property operating expenses	(111,324)	(453,102)

Net real estate operations	139,398	551,121
Property management, net	926	4,464
Asset management and tax credit revenues, net of investment management expenses	15,354	36,283
Depreciation and amortization related to non-real estate assets	(4,138)	(16,432)
General and administrative expenses	(16,009)	(67,261)
Other expense, net	(5,873)	(7,616)
Restructuring costs	(8,661)	(11,241)
Interest income	2,123	11,891
Provision for losses on notes receivable	(21,571)	(23,241)
Interest expense	(71,602)	(287,879)
Gain on disposition of non-depreciable assets	1,000	7,783
Income tax benefit	13,108	20,252
Discontinued operations:
Operations and other	5,773	60,839
Interest expense	(2,659)	(25,946)
Preferred stock dividends and redemption related amounts	(12,935)	(52,215)
Preferred partnership unit distributions	(1,730)	(6,288)
Amounts allocated to participating securities	(124)	(1,221)

Subtotal before noncontrolling interests in Aimco Operating Partnership	$32,380	$193,293

Common noncontrolling interests in Aimco Operating Partnership	(2,138)	(14,458)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$30,242	$178,835

Reconciliation of Net Loss to FFO and AFFO:
Net income (loss)	$7,178	$(67,341)
Depreciation and amortization	104,935	403,326
Depreciation and amortization related to non-real estate assets	(4,138)	(16,432)
Loss on dispositions of non-depreciable assets and other	1,000	7,869
Gain on dispositions of unconsolidated real estate and other	(2,596)	(20,576)
Income tax benefit arising from disposition of unconsolidated real estate and other	2,035	1,582
Discontinued operations	(76,663)	(114,661)
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest	966	1,690
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest	15,905	61,635
Income tax benefit on impairment losses	(1,455)	(4,075)
Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	(2,894)	(23,813)
Noncontrolling interests in Aimco Operating Partnership’s share of net loss	(972)	3,067
Preferred stock dividends	(12,935)	(52,215)
Amounts allocated to participating securities	(124)	(1,221)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments and preferred stock redemption related amounts)	$30,242	$178,835
Capital Replacements	(16,212)	(70,250)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,193	5,249
Amounts allocated to participating securities	100	547

AFFO Attributable to Aimco Common Stockholders — Diluted	$15,323	$114,381

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the noncontrolling interest partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect noncontrolling interest partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 4th Quarter 2009	Page 6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of December 31, 2009
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet

ASSETS
Real estate, net of depreciation	$6,962,361	$38,425	$(541,247)	$6,459,539
Cash and cash equivalents	81,260	3,131	(16,616)	67,775
Restricted cash	220,037	4,435	(47,118)	177,354
Accounts receivable	83,566	629	(4,341)	79,854
Notes receivable [1]	139,564	—	59,996	199,560
Investment in unconsolidated real estate partnerships	105,324	(8,406)	(39,833)	57,085
Other assets [2]	314,356	(1,704)	(35,908)	276,744

Total assets	$7,906,468	$36,510	$(625,067)	$7,317,911

LIABILITIES AND EQUITY
Total indebtedness	$5,690,310	$29,995	$(622,733)	$5,097,572
Other liabilities [3]	564,799	6,515	(99,435)	471,879

Total liabilities	6,255,109	36,510	(722,168)	5,569,451

Preferred noncontrolling interests in Aimco Operating Partnership [4]	86,656	—	—	86,656
Preferred stock subject to repurchase agreement	30,000	—	—	30,000
Total Aimco equity [5]	1,239,718	—	413,278	1,652,996
Noncontrolling interests in consolidated real estate partnerships	316,177	—	(316,177)	—
Common noncontrolling interests in Aimco Operating Partnership	(21,192)	—	—	(21,192)

Total liabilities and equity	$7,906,468	$36,510	$(625,067)	$7,317,911

Additional Information and Notes:

[1]
Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented above.

[2]	Other assets consists of the following proportionate amounts:

Deferred financing costs	$44,592
Goodwill	71,755
Investment in management contracts	1,297

Deferred financing costs and intangible assets	117,644
Deferred income tax asset	42,015
Assets held for sale	27,180
Other	89,905

Total other assets	$276,744

[3]
Other liabilities includes deferred income of $135.5 million of tax credit equity, which represents cash contributions received from tax credit investors through December 31, 2009. In accordance with GAAP, Aimco recognizes these contributions in earnings in future periods as Aimco delivers the related low income housing tax credits and other tax benefits to the tax credit investors.

[4]
Various classes of preferred OP Units of the Aimco Operating Partnership are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash, or at Aimco’s option, Common Stock. As of December 31, 2009, a total of 3.1 million preferred OP Units were outstanding with a redemption value of $85.7 million.

[5]	Amount includes perpetual preferred stock outstanding of $660.5 million at December 31, 2009.

AIMCO 4th Quarter 2009	Page 7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of		Redemption
	December 31, 2009		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	1.540%[3]	67,000	[2]

Total perpetual preferred stock					690,500

Preferred Partnership Units	3,146			8.076%[4]	85,671

Total outstanding preferred securities					$776,171

Common Stock and Equivalents

	Shares/Units	Weighted Average Shares/Units		Weighted Average Shares/Units
	Outstanding	Three Months Ended		Year Ended
	as of	December 31, 2009		December 31, 2009
	December 31, 2009	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [5]	115,947	115,871	115,871	114,301	114,301
Dilutive securities:
Options, restricted stock and officer loan shares [6]	761	—	201	—	53
Special Dividend dilution [7]	—	—	—	—	1,209

Total shares and dilutive share equivalents	116,708	115,871	116,072	114,301	115,563

Common Partnership Units and equivalents [8]	8,374	8,480	8,480	8,879	8,879

Total shares, units and dilutive share equivalents	125,082	124,351	124,552	123,180	124,442

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]
Represents 134 shares at a liquidation preference per share of $500,000. The remaining amount at December 31, 2009, includes $30.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 0.5 million for unvested restricted stock and officer loan shares as of December 31, 2009.

[6]
Stock options, restricted stock and officer loan shares are presumed to be dilutive as of December 31, 2009, and reflect the dilutive effect of options and shares outstanding at the end of the period and the $15.92 share price at the end of the period. Diluted EPS for the three and twelve months ended December 31, 2009, excludes the effect of these securities because their effect was antidilutive. The effect on diluted FFO of participating securities, or restricted stock and officer loan shares, for the three and twelve months ended December 31, 2009, was more dilutive under the two-class method of allocating earnings. Accordingly, no participating securities were included in diluted FFO share/unit counts during these periods.

[7]
Represents the dilutive effect of Aimco’s obligation to pay a portion of its dividend paid January 29, 2009, in a variable number of shares of common stock. The dilutive effect is weighted over the period the obligation was outstanding, from January 1, 2009 through January 29, 2009.

[8]	Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units.

AIMCO 4th Quarter 2009	Page 8

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of December 31, 2009
(dollars in thousands) (unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Noncontrolling	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interests	Share	(years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,329,898	$—	$(406,968)	$3,922,930	7.6	6.09%
Floating rate loans payable [1]	103,629	—	(10,049)	93,580	2.4	1.67%

Total property loans payable	4,433,527	—	(417,017)	4,016,510	7.5	5.99%
Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	10.9	6.75%
Floating rate tax-exempt bonds [1]	306,445	—	(5,242)	301,203	6.0	0.72%

Total property tax-exempt bond financing	358,520	—	(8,580)	349,940	6.7	1.60%

Total Conventional portfolio	4,792,047	—	(425,597)	4,366,450	7.4	5.66%

Affordable Portfolio:
Fixed rate loans payable	520,238	26,626	(163,595)	383,269	16.3	5.31%
Floating rate loans payable	18,562	9	(9,109)	9,462	9.4	3.24%

Total property loans payable	538,800	26,635	(172,704)	392,731	16.0	5.24%
Fixed rate tax-exempt bonds	88,920	2,757	(12,780)	78,897	27.7	4.14%
Floating rate tax-exempt bonds [1]	127,486	—	(1,917)	125,569	5.6	1.34%

Total property tax-exempt bond financing	216,406	2,757	(14,697)	204,466	14.7	2.49%

Total Affordable portfolio	755,206	29,392	(187,401)	597,197	15.7	4.45%

Total property debt	$5,547,253	$29,392	$(612,998)	$4,963,647	8.6	5.50%

Corporate Debt:
Term Loan	$90,000	$—	$—	$90,000	—	1.73	% [2]

Total corporate debt	$90,000	$—	$—	$90,000	—	1.73%

Other borrowings [3]	$53,057	$603	$(9,735)	$43,925

Total Debt	$5,690,310	$29,995	$(622,733)	$5,097,572		5.39%

[1]
Floating rate debt presented above includes $352.7 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At December 31, 2009, the carrying amount of this debt totaled $328.4 million, after recognition of changes in the debt’s fair value.

[2]	The Term Loan bears interest at LIBOR plus a spread of 1.50%, or at our option, a base rate equal to the Prime rate. At December 31, 2009, the interest rate on the Term Loan was based on LIBOR.

[3]
Other borrowings consists primarily of notes payable collateralized by assets other than direct interests in real estate. At December 31, 2009, other borrowings includes $44.6 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the Prime rate plus 1.75%.

II. Debt Maturities

	Consolidated Property Debt					Aimco Share
				Percent	Average Rate on
	Amortization	Maturities	Total	of Total	Maturing Debt	Amortization	Maturities	Total
2010 Q1	$22,509	$—	$22,509	0.4%	—	$19,204	$—	$19,204
2010 Q2	23,427	—	23,427	0.4%	—	20,280	—	20,280
2010 Q3	23,370	—	23,370	0.4%	—	20,017	—	20,017
2010 Q4	24,385	—	24,385	0.4%	—	21,144	—	21,144
2011 Q1	24,395	—	24,395	0.4%	—	20,932	—	20,932
2011 Q2	25,118	160,937	186,055	3.4%	5.68%	21,786	90,377	112,163
2011 Q3	24,735	—	24,735	0.4%	—	21,219	—	21,219
2011 Q4 [1]	25,829	75,801	101,630	1.8%	7.15%	22,385	75,801	98,186
2012 [2][3]	103,942	501,301	605,243	10.9%	2.96%	89,807	477,765	567,572
2013	98,919	386,421	485,340	8.7%	5.53%	85,534	350,858	436,392
2014	105,268	267,547	372,815	6.7%	5.70%	92,398	254,827	347,225
Thereafter			3,653,349	66.1%				3,279,313

Total property debt:			$5,547,253	100.0%				$4,963,647

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2011	$—	$90,000	$90,000	100.0%	1.73%

Total corporate debt:	$—	$90,000	$90,000	100.0%	1.73%

[1]
2011 Q4 maturities include $65.0 million of debt (consolidated and Aimco share) for which Aimco negotiated two one-year extension options during January 2010. Aimco will be required to reduce the outstanding principal by $2.0 million at the time each extension option is exercised.

[2]
At December 31, 2009, Aimco had a credit facility with a major life company that provided for short-term, fully pre-payable, non-recourse property borrowings of up to $200.0 million. At December 31, 2009, outstanding borrowings of $46.3 million related to properties classified as held for use are included in 2012 maturities based on assumed exercise of the extension options. This facility, which matures October 1, 2010, includes two one-year extension options for a $500,000 fee per extension. In January 2010, the credit facility was reduced to allow for borrowings of up to $46.3 million.

[3]
2012 maturities include approximately $307.5 million of debt ($285.4 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

AIMCO 4th Quarter 2009	Page 9

Supplemental Schedule 5 (continued)
Selected Debt Structure and Maturity Data
As of December 31, 2009
(in millions) (unaudited)
III. Year-to-Date Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:
Fixed Rate to Fixed Rate	$588.9	$639.0	$39.7	$36.2	5.88%	5.87%
Fixed Rate to Floating Rate	32.9	40.9	6.6	6.6	6.92%	1.92%
Floating Rate to Fixed Rate	115.7	130.4	22.9	22.9	3.45%	6.61%
Floating Rate — New	—	14.4	14.1	14.1	—	2.79%
Fixed Rate — New	—	56.5	54.1	52.5	—	6.35%

Totals	$737.5	$881.2	$137.4	$132.3	5.55%	5.78%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.
IV. Capitalization

	June 30, 2009		September 30, 2009		December 31, 2009
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$350	4.7%	$275	3.5%	$90	1.2%

Property debt (Aimco’s share)	5,382	72.8%	5,189	65.8%	4,964	65.2%

Other borrowings (Aimco’s share)	77	1.0%	77	1.0%	44	0.6%

Total debt	5,809	78.5%	5,541	70.3%	5,098	67.0%

Less cash and restricted cash (Aimco’s share)	(305)	-4.1%	(283)	-3.6%	(245)	-3.2%

Net debt	5,504	74.4%	5,258	66.7%	4,853	63.8%

Preferred equity	777	10.5%	776	9.8%	776	10.2%

Common equity at market [1]	1,109	15.1%	1,847	23.5%	1,988	26.0%

Total capitalization	$7,390	100.0%	$7,881	100.0%	$7,617	100.0%

[1]
Common equity at market at December 31, 2009, September 30, 2009 and June 30, 2009, was calculated using 124.854 million, 125.232 million and 125.255 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $15.92, $14.75 and $8.85 per share/unit as of December 31, 2009, September 30, 2009 and June 30, 2009, respectively.

V. Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)

AIMCO 4th Quarter 2009	Page 10

Supplemental Schedule 6(a)

Same Store Operating Results
Fourth Quarter 2009 Compared to Fourth Quarter 2008
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	4Q 2009	4Q 2008	Growth	4Q 2009	4Q 2008	Growth	4Q 2009	4Q 2008	Growth	4Q 2009	4Q 2009	4Q 2008	4Q 2009	4Q 2008

Target Markets
Los Angeles	10	3,239	2,588	$13,451	$14,502	-7.2%	$4,613	$4,667	-1.2%	$8,838	$9,835	-10.1%	65.7%	95.6%	94.3%	$1,901	$2,103
Orange County	3	443	373	1,334	1,380	-3.3%	458	402	13.9%	876	978	-10.4%	65.7%	96.1%	95.8%	1,161	1,202
San Diego	4	1,622	1,552	5,615	5,754	-2.4%	1,629	1,631	-0.1%	3,986	4,123	-3.3%	71.0%	95.7%	96.1%	1,165	1,186

Southern CA Total	17	5,304	4,513	20,400	21,636	-5.7%	6,700	6,700	0.0%	13,700	14,936	-8.3%	67.2%	95.7%	95.0%	1,614	1,744
East Bay	2	413	353	1,360	1,463	-7.0%	608	464	31.0%	752	999	-24.7%	55.3%	94.7%	96.6%	1,220	1,271
San Francisco	4	710	710	3,296	3,327	-0.9%	1,254	1,325	-5.4%	2,042	2,002	2.0%	62.0%	96.6%	94.5%	1,439	1,544

Northern CA Total	6	1,123	1,063	4,656	4,790	-2.8%	1,862	1,789	4.1%	2,794	3,001	-6.9%	60.0%	95.9%	95.3%	1,360	1,443

Seattle	2	278	175	595	669	-11.1%	268	249	7.6%	327	420	-22.1%	55.0%	97.0%	95.8%	1,075	1,223

Pacific Total	25	6,705	5,751	25,651	27,095	-5.3%	8,830	8,738	1.1%	16,821	18,357	-8.4%	65.6%	95.8%	95.1%	1,549	1,671

Suburban New York — New Jersey	4	1,162	944	3,635	3,895	-6.7%	1,130	1,028	9.9%	2,505	2,867	-12.6%	68.9%	94.8%	96.1%	1,206	1,287
Washington — NoVA — MD	15	6,711	6,289	23,282	23,087	0.8%	7,325	7,129	2.7%	15,957	15,958	0.0%	68.5%	96.9%	94.7%	1,197	1,220
Boston	12	4,250	4,250	15,095	15,403	-2.0%	5,598	5,622	-0.4%	9,497	9,781	-2.9%	62.9%	96.7%	95.9%	1,173	1,202
Philadelphia	4	1,791	1,523	6,038	6,203	-2.7%	2,250	2,229	0.9%	3,788	3,974	-4.7%	62.7%	94.0%	95.7%	1,237	1,278

Northeast Total	35	13,914	13,006	48,050	48,588	-1.1%	16,303	16,008	1.8%	31,747	32,580	-2.6%	66.1%	96.3%	95.3%	1,195	1,228

Miami	6	2,471	2,348	11,587	12,531	-7.5%	5,397	4,965	8.7%	6,190	7,566	-18.2%	53.4%	97.1%	94.6%	1,532	1,701
Palm Beach/Fort Lauderdale [1]	6	1,891	1,741	4,919	4,993	-1.5%	2,398	2,057	16.6%	2,521	2,936	-14.1%	51.3%	94.9%	92.5%	902	956
Orlando [1]	8	2,032	1,815	4,098	4,283	-4.3%	1,916	2,023	-5.3%	2,182	2,260	-3.5%	53.2%	94.4%	91.3%	705	776
Tampa [1]	6	1,755	1,621	3,911	4,008	-2.4%	1,620	1,772	-8.6%	2,291	2,236	2.5%	58.6%	96.0%	93.2%	735	792
Jacksonville [1]	4	1,643	1,404	3,491	3,556	-1.8%	1,605	1,891	-15.1%	1,886	1,665	13.3%	54.0%	95.6%	93.3%	782	838

Florida Total	30	9,792	8,929	28,006	29,371	-4.6%	12,936	12,708	1.8%	15,070	16,663	-9.6%	53.8%	95.7%	93.1%	973	1,061

Houston	6	2,509	1,987	4,420	4,433	-0.3%	1,932	1,974	-2.1%	2,488	2,459	1.2%	56.3%	93.7%	94.9%	708	710
Denver	9	2,553	1,991	5,497	5,656	-2.8%	1,898	1,922	-1.2%	3,599	3,734	-3.6%	65.5%	95.9%	96.7%	786	810
Phoenix	13	3,319	2,923	5,842	6,457	-9.5%	2,694	2,478	8.7%	3,148	3,979	-20.9%	53.9%	93.7%	94.9%	616	681
Dallas — Fort Worth	2	569	569	1,327	1,331	-0.3%	629	590	6.6%	698	741	-5.8%	52.6%	94.3%	94.1%	715	740
Atlanta	1	60	24	59	61	-3.3%	36	36	0.0%	23	25	-8.0%	39.0%	94.6%	95.9%	751	806

Sunbelt Total	61	18,802	16,423	45,151	47,309	-4.6%	20,125	19,708	2.1%	25,026	27,601	-9.3%	55.4%	95.1%	94.2%	842	901

Chicago	9	2,413	2,349	7,969	7,958	0.1%	2,951	3,157	-6.5%	5,018	4,801	4.5%	63.0%	94.9%	93.3%	1,074	1,105

Total Target Markets	130	41,834	37,529	126,821	130,950	-3.2%	48,209	47,611	1.3%	78,612	83,339	-5.7%	62.0%	95.6%	94.7%	1,087	1,146

Other
Austin	3	816	816	1,648	1,765	-6.6%	808	769	5.1%	840	996	-15.7%	51.0%	95.6%	92.9%	637	697
Baltimore	3	701	628	2,146	2,173	-1.2%	861	696	23.7%	1,285	1,477	-13.0%	59.9%	95.0%	95.2%	1,098	1,095
Indianapolis/Fort Wayne	5	3,182	2,983	5,844	5,981	-2.3%	2,462	2,530	-2.7%	3,382	3,451	-2.0%	57.9%	95.2%	96.1%	595	609
Nashville	2	438	392	1,206	1,247	-3.3%	456	521	-12.5%	750	726	3.3%	62.2%	94.4%	94.7%	957	1,016
Norfolk/Richmond	5	1,229	1,137	3,131	3,183	-1.6%	1,087	1,005	8.2%	2,044	2,178	-6.2%	65.3%	95.5%	95.3%	857	880
Other Markets	24	8263	7903	20,093	20,825	-3.5%	9,362	8,781	6.6%	10,731	12,044	-10.9%	53.4%	94.5%	94.3%	792	829

Total Other	42	14,629	13,859	34,068	35,174	-3.1%	15,036	14,302	5.1%	19,032	20,872	-8.8%	55.9%	94.8%	94.7%	765	796

SAME STORE SALES TOTALS	172	56,463	51,388	160,889	166,124	-3.2%	63,245	61,913	2.2%	97,644	104,211	-6.3%	60.7%	95.4%	94.7%	$1,004	$1,055

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				123,550	121,354		64,169	66,729		59,381	54,625

Total rental and other property revenues and property operating expense per GAAP Income Statement				$284,439	$287,478		$127,414	$128,642		$157,025	$158,836

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

AIMCO 4th Quarter 2009	Page 11

Supplemental Schedule 6(b)

Same Store Operating Results
Fourth Quarter 2009 Compared to Third Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	4Q 2009	3Q 2009	Growth	4Q 2009	3Q 2009	Growth	4Q 2009	3Q 2009	Growth	4Q 2009	4Q 2009	3Q 2009	4Q 2009	3Q 2009

Target Markets
Los Angeles	10	3,239	2,588	$13,451	$13,657	-1.5%	$4,613	$4,578	0.8%	$8,838	$9,079	-2.7%	65.7%	95.6%	95.3%	$1,901	$1,947
Orange County	3	443	373	1,334	1,341	-0.5%	458	453	1.1%	876	888	-1.4%	65.7%	96.1%	94.8%	1,161	1,179
San Diego	4	1,622	1,552	5,615	5,692	-1.4%	1,629	1,621	0.5%	3,986	4,071	-2.1%	71.0%	95.7%	95.0%	1,165	1,189

Southern CA Total	17	5,304	4,513	20,400	20,690	-1.4%	6,700	6,652	0.7%	13,700	14,038	-2.4%	67.2%	95.7%	95.1%	1,614	1,651
East Bay	2	413	353	1,360	1,337	1.7%	608	650	-6.5%	752	687	9.5%	55.3%	94.7%	91.3%	1,220	1,241
San Francisco	4	710	710	3,296	3,221	2.3%	1,254	1,233	1.7%	2,042	1,988	2.7%	62.0%	96.6%	94.8%	1,439	1,478

Northern CA Total	6	1,123	1,063	4,656	4,558	2.2%	1,862	1,883	-1.1%	2,794	2,675	4.4%	60.0%	95.9%	93.5%	1,360	1,393

Seattle	2	278	175	595	594	0.2%	268	313	-14.4%	327	281	16.4%	55.0%	97.0%	95.0%	1,075	1,109

Pacific Total	25	6,705	5,751	25,651	25,842	-0.7%	8,830	8,848	-0.2%	16,821	16,994	-1.0%	65.6%	95.8%	94.9%	1,549	1,586

Suburban New York — New Jersey	4	1,162	944	3,635	3,705	-1.9%	1,130	1,189	-5.0%	2,505	2,516	-0.4%	68.9%	94.8%	93.9%	1,206	1,245
Washington — NoVA — MD	15	6,711	6,289	23,282	23,235	0.2%	7,325	8,075	-9.3%	15,957	15,160	5.3%	68.5%	96.9%	96.3%	1,197	1,204
Boston	12	4,250	4,250	15,095	15,270	-1.1%	5,598	5,513	1.5%	9,497	9,757	-2.7%	62.9%	96.7%	96.4%	1,173	1,184
Philadelphia	4	1,791	1,523	6,038	5,928	1.9%	2,250	2,128	5.7%	3,788	3,800	-0.3%	62.7%	94.0%	92.8%	1,237	1,259

Northeast Total	35	13,914	13,006	48,050	48,138	-0.2%	16,303	16,905	-3.6%	31,747	31,233	1.6%	66.1%	96.3%	95.7%	1,195	1,208

Miami	6	2,471	2,348	11,587	11,898	-2.6%	5,397	5,608	-3.8%	6,190	6,290	-1.6%	53.4%	97.1%	95.8%	1,532	1,577
Palm Beach/Fort Lauderdale [1]	6	1,891	1,741	4,919	5,060	-2.8%	2,398	2,291	4.7%	2,521	2,769	-9.0%	51.3%	94.9%	95.7%	902	919
Orlando [1]	8	2,032	1,815	4,098	4,283	-4.3%	1,916	1,826	4.9%	2,182	2,457	-11.2%	53.2%	94.4%	95.8%	705	720
Tampa [1]	6	1,755	1,621	3,911	4,023	-2.8%	1,620	1,649	-1.8%	2,291	2,374	-3.5%	58.6%	96.0%	96.9%	735	745
Jacksonville [1]	4	1,643	1,404	3,491	3,613	-3.4%	1,605	1,645	-2.4%	1,886	1,968	-4.2%	54.0%	95.6%	96.4%	782	795

Florida Total	30	9,792	8,929	28,006	28,877	-3.0%	12,936	13,019	-0.6%	15,070	15,858	-5.0%	53.8%	95.7%	96.1%	973	991

Houston	6	2,509	1,987	4,420	4,424	-0.1%	1,932	2,082	-7.2%	2,488	2,342	6.2%	56.3%	93.7%	93.0%	708	719
Denver	9	2,553	1,991	5,497	5,462	0.6%	1,898	1,890	0.4%	3,599	3,572	0.8%	65.5%	95.9%	95.2%	786	801
Phoenix	13	3,319	2,923	5,842	6,020	-3.0%	2,694	2,782	-3.2%	3,148	3,238	-2.8%	53.9%	93.7%	93.0%	616	640
Dallas — Fort Worth	2	569	569	1,327	1,296	2.4%	629	705	-10.8%	698	591	18.1%	52.6%	94.3%	93.3%	715	733
Atlanta	1	60	24	59	60	-1.7%	36	24	50.0%	23	36	-36.1%	39.0%	94.6%	96.6%	751	765

Sunbelt Total	61	18,802	16,423	45,151	46,139	-2.1%	20,125	20,502	-1.8%	25,026	25,637	-2.4%	55.4%	95.1%	94.9%	842	860

Chicago	9	2,413	2,349	7,969	7,941	0.4%	2,951	3,450	-14.5%	5,018	4,491	11.7%	63.0%	94.9%	93.6%	1,074	1,094

Total Target Markets	130	41,834	37,529	126,821	128,060	-1.0%	48,209	49,705	-3.0%	78,612	78,355	0.3%	62.0%	95.6%	95.1%	1,087	1,106

Other
Austin	3	816	816	1,648	1,633	0.9%	808	910	-11.2%	840	723	16.2%	51.0%	95.6%	90.8%	637	656
Baltimore	3	701	628	2,146	2,113	1.6%	861	849	1.4%	1,285	1,264	1.7%	59.9%	95.0%	96.1%	1,098	1,099
Indianapolis/Fort Wayne	5	3,182	2,983	5,844	5,810	0.6%	2,462	2,734	-9.9%	3,382	3,076	9.9%	57.9%	95.2%	92.5%	595	605
Nashville	2	438	392	1,206	1,233	-2.2%	456	516	-11.6%	750	717	4.6%	62.2%	94.4%	95.6%	957	977
Norfolk/Richmond	5	1,229	1,137	3,131	3,138	-0.2%	1,087	1,039	4.6%	2,044	2,099	-2.6%	65.3%	95.5%	96.2%	857	862
Other Markets	24	8,263	7,903	20,093	20,391	-1.5%	9,362	8,981	4.2%	10,731	11,410	-6.0%	53.4%	94.5%	94.3%	792	807

Total Other	42	14,629	13,859	34,068	34,318	-0.7%	15,036	15,029	0.0%	19,032	19,289	-1.3%	55.9%	94.8%	94.0%	765	780

SAME STORE SALES TOTALS	172	56,463	51,388	160,889	162,378	-0.9%	63,245	64,734	-2.3%	97,644	97,644	0.0%	60.7%	95.4%	94.8%	$1,004	$1,022

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				123,550	122,579		64,169	70,719		59,381	51,860

Total rental and other property revenues and property operating expense per GAAP Income Statement				$284,439	$284,957		$127,414	$135,453		$157,025	$149,504

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

AIMCO 4th Quarter 2009	Page 12

Supplemental Schedule 6(c)

Same Store Operating Results
Year Ended December 31, 2009 Compared to Year Ended December 31, 2008
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2009	2008	Growth	2009	2008	Growth	2009	2008	Growth	2009	2009	2008	2009	2008

Target Markets
Los Angeles	10	3,239	2,588	$54,971	$59,223	-7.2%	$18,469	$18,611	-0.8%	$36,502	$40,612	-10.1%	66.4%	94.4%	95.5%	$1,980	$2,119
Orange County	3	443	373	5,397	5,585	-3.4%	1,811	1,813	-0.1%	3,586	3,772	-4.9%	66.4%	95.3%	97.3%	1,182	1,193
San Diego	4	1,622	1,552	22,539	22,640	-0.4%	6,457	6,682	-3.4%	16,082	15,958	0.8%	71.4%	94.7%	95.9%	1,181	1,172

Southern CA Total	17	5,304	4,513	82,907	87,448	-5.2%	26,737	27,106	-1.4%	56,170	60,342	-6.9%	67.8%	94.6%	95.8%	1,668	1,750
East Bay	2	413	353	5,475	5,855	-6.5%	2,432	2,264	7.4%	3,043	3,591	-15.3%	55.6%	93.2%	96.9%	1,246	1,268
San Francisco	2	522	522	9,876	10,009	-1.3%	3,475	3,461	0.4%	6,401	6,548	-2.2%	64.8%	95.4%	96.2%	1,525	1,562

Northern CA Total	4	935	875	15,351	15,864	-3.2%	5,907	5,725	3.2%	9,444	10,139	-6.9%	61.5%	94.4%	96.5%	1,403	1,432

Seattle	1	174	109	1,408	1,535	-8.3%	629	510	23.3%	779	1,025	-24.0%	55.3%	92.2%	97.6%	1,049	1,103

Pacific Total	22	6,413	5,497	99,666	104,847	-4.9%	33,273	33,341	-0.2%	66,393	71,506	-7.2%	66.6%	94.5%	95.9%	1,613	1,686

Suburban New York — New Jersey	4	1,162	944	14,946	15,729	-5.0%	4,486	4,696	-4.5%	10,460	11,033	-5.2%	70.0%	93.5%	96.5%	1,255	1,291
Washington — NoVA — MD	13	5,314	5,260	76,337	76,616	-0.4%	23,897	23,356	2.3%	52,440	53,260	-1.5%	68.7%	95.9%	96.4%	1,183	1,187
Boston	11	4,147	4,147	58,753	59,448	-1.2%	21,816	21,255	2.6%	36,937	38,193	-3.3%	62.9%	95.5%	96.1%	1,179	1,185
Philadelphia	4	1,791	1,523	24,111	24,753	-2.6%	8,954	9,003	-0.5%	15,157	15,750	-3.8%	62.9%	92.4%	95.7%	1,263	1,265

Northeast Total	32	12,414	11,874	174,147	176,546	-1.4%	59,153	58,310	1.4%	114,994	118,236	-2.7%	66.0%	95.1%	96.2%	1,200	1,207

Miami	6	2,471	2,348	47,678	50,528	-5.6%	20,259	21,354	-5.1%	27,419	29,174	-6.0%	57.5%	94.5%	93.5%	1,604	1,727
Palm Beach/Fort Lauderdale [1]	6	1,891	1,741	20,202	20,118	0.4%	8,978	8,412	6.7%	11,224	11,706	-4.1%	55.6%	95.3%	93.5%	924	959
Orlando [1]	8	2,032	1,815	16,754	17,528	-4.4%	7,572	8,196	-7.6%	9,182	9,332	-1.6%	54.8%	93.0%	91.8%	733	793
Tampa [1]	6	1,755	1,621	15,817	16,305	-3.0%	6,711	7,082	-5.2%	9,106	9,223	-1.3%	57.6%	94.3%	93.9%	757	805
Jacksonville [1]	1	144	144	1,552	1,556	-0.3%	666	669	-0.4%	886	887	-0.1%	57.1%	95.6%	92.7%	838	892

Florida Total	27	8,293	7,669	102,003	106,035	-3.8%	44,186	45,713	-3.3%	57,817	60,322	-4.2%	56.7%	94.3%	93.2%	1,044	1,114

Houston	6	2,509	1,987	17,841	17,411	2.5%	7,684	7,491	2.6%	10,157	9,920	2.4%	56.9%	93.8%	93.7%	716	703
Denver	9	2,553	1,991	21,811	22,124	-1.4%	7,630	7,803	-2.2%	14,181	14,321	-1.0%	65.0%	94.8%	97.0%	803	796
Phoenix	13	3,319	2,923	24,076	26,050	-7.6%	10,594	11,012	-3.8%	13,482	15,038	-10.3%	56.0%	92.5%	95.6%	648	687
Dallas — Fort Worth	2	569	569	5,208	5,110	1.9%	2,517	2,571	-2.1%	2,691	2,539	6.0%	51.7%	92.5%	93.0%	735	723
Atlanta	1	60	24	238	244	-2.5%	122	139	-12.2%	116	105	10.5%	48.7%	94.5%	97.3%	776	795

Sunbelt Total	58	17,303	15,163	171,177	176,974	-3.3%	72,733	74,729	-2.7%	98,444	102,245	-3.7%	57.5%	93.9%	94.3%	875	910

Chicago	9	2,413	2,349	31,813	31,826	0.0%	13,051	12,802	1.9%	18,762	19,024	-1.4%	59.0%	93.4%	94.2%	1,093	1,092

Total Target Markets	121	38,543	34,883	476,803	490,193	-2.7%	178,210	179,182	-0.5%	298,593	311,011	-4.0%	62.6%	94.4%	95.2%	1,117	1,148

Other
Austin	3	816	816	6,526	6,942	-6.0%	3,501	3,197	9.5%	3,025	3,745	-19.2%	46.4%	89.7%	93.7%	668	687
Baltimore	3	701	628	8,482	8,547	-0.8%	3,404	3,239	5.1%	5,078	5,308	-4.3%	59.9%	94.8%	95.2%	1,096	1,095
Indianapolis/Fort Wayne	5	3,182	2,983	23,334	23,543	-0.9%	10,534	10,384	1.4%	12,800	13,159	-2.7%	54.9%	93.2%	94.8%	606	605
Nashville	2	438	392	4,967	5,017	-1.0%	1,963	2,048	-4.2%	3,004	2,969	1.2%	60.5%	94.9%	95.6%	985	1,008
Norfolk/Richmond	5	1,229	1,137	12,492	12,700	-1.6%	4,238	4,127	2.7%	8,254	8,573	-3.7%	66.1%	94.8%	95.6%	866	876
Other Markets	22	8,117	7,757	80,340	81,683	-1.6%	36,766	35,686	3.0%	43,574	45,997	-5.3%	54.2%	93.3%	94.4%	816	837

Total Other	40	14,483	13,713	136,141	138,432	-1.7%	60,406	58,681	2.9%	75,735	79,751	-5.0%	55.6%	93.3%	94.6%	785	799

SAME STORE SALES TOTALS	161	53,026	48,596	612,944	628,625	-2.5%	238,616	237,863	0.3%	374,328	390,762	-4.2%	61.1%	94.1%	95.0%	$1,027	$1,053

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				527,884	509,370		282,545	288,375		245,339	220,995

Total rental and other property revenues and property operating expense per GAAP Income Statement				$1,140,828	$1,137,995		$521,161	$526,238		$619,667	$611,757

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; and (iii) elimination and other adjustments made in accordance with GAAP.

AIMCO 4th Quarter 2009	Page 13

Supplemental Schedule 7

Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended December 31, 2009						Quarter Ended December 31, 2008
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	15	4,093	84%	3,442	9.9%	$1,976	16	4,261	85%	3,618	9.0%	$2,162
Orange County	4	1,213	94%	1,143	2.7%	1,499	4	1,213	94%	1,143	1.8%	1,573

San Diego	6	2,144	97%	2,074	4.2%	1,198	6	2,144	97%	2,074	3.4%	1,225
Southern CA Total	25	7,450	89%	6,659	16.8%	1,675	26	7,618	90%	6,835	14.2%	1,806

East Bay	2	413	85%	353	0.6%	1,220	2	413	85%	353	0.6%	1,271
San Francisco	6	774	100%	774	1.7%	1,465	6	773	100%	773	1.3%	1,534
San Jose	1	224	100%	224	0.5%	1,521	1	224	100%	224	0.4%	1,639

Northern CA Total	9	1,411	96%	1,351	2.8%	1,403	9	1,410	96%	1,350	2.3%	1,471

Seattle	3	413	75%	309	0.6%	1,197	3	413	75%	309	0.5%	1,175

Pacific Total	37	9,274	90%	8,319	20.2%	1,612	38	9,441	90%	8,494	17.0%	1,727

Manhattan	22	957	100%	955	3.0%	2,366	22	956	100%	954	3.1%	2,633
Suburban New York / New Jersey	4	1,162	81%	944	1.9%	1,206	8	3,413	87%	2,978	4.5%	1,172

New York Total	26	2,119	90%	1,899	4.9%	1,732	30	4,369	90%	3,932	7.6%	1,499

Washington — NoVA — MD	17	6,711	94%	6,289	12.7%	1,197	18	7,412	94%	6,989	11.0%	1,201
Boston	12	4,250	100%	4,250	7.4%	1,173	12	4,251	100%	4,251	6.1%	1,202
Philadelphia	7	3,886	91%	3,539	6.4%	1,229	7	3,885	91%	3,538	5.2%	1,270

Northeast Total	62	16,966	94%	15,977	31.4%	1,264	67	19,917	94%	18,710	29.9%	1,280

Miami	5	2,471	95%	2,348	4.8%	1,532	6	2,674	92%	2,448	4.8%	1,645
Palm Beach/Fort Lauderdale [1]	6	1,891	92%	1,741	2.0%	902	9	2,627	94%	2,479	2.7%	985
Orlando [1]	10	3,000	90%	2,708	2.8%	738	13	3,680	92%	3,388	2.6%	794
Tampa [1]	7	2,031	88%	1,793	1.9%	745	11	3,307	91%	2,994	2.5%	803
Jacksonville [1]	4	1,643	85%	1,404	1.5%	782	4	1,643	85%	1,404	1.0%	838

Florida Total	32	11,036	91%	9,994	13.0%	955	43	13,931	91%	12,713	13.6%	1,004

Houston	9	3,140	82%	2,583	2.3%	697	17	5,232	84%	4,419	3.1%	683
Denver	9	2,553	78%	1,991	2.8%	785	10	2,877	80%	2,315	2.6%	797
Phoenix	17	4,418	89%	3,910	3.3%	632	20	5,164	90%	4,656	3.5%	691
Dallas — Fort Worth	3	825	89%	732	0.7%	713	7	1,762	81%	1,425	1.2%	724
Atlanta	7	1,574	77%	1,214	1.2%	840	8	1,795	80%	1,435	1.3%	915

Sunbelt Total	77	23,546	87%	20,424	23.3%	827	105	30,761	88%	26,963	25.3%	857

Chicago	15	4,633	94%	4,348	7.8%	1,112	19	5,555	93%	5,157	6.2%	1,117

Total Target Markets	191	54,419	90%	49,068	82.7%	1,124	229	65,674	90%	59,324	78.4%	1,133

Other
Austin	3	816	100%	816	0.7%	637	4	1,143	100%	1,143	0.9%	726
Baltimore	5	1,180	84%	993	1.5%	1,032	5	1,180	84%	993	1.4%	1,062
Cincinnati	2	505	80%	405	0.6%	1,197	2	504	80%	405	0.6%	1,215
Colorado Springs CO	—	—	—	—	—	—	3	714	92%	654	0.5%	668
Indianapolis / Ft Wayne	5	3,182	94%	2,983	2.5%	595	14	6,063	97%	5,863	4.2%	613
Inland Empire	3	574	89%	513	0.6%	835	3	574	90%	516	0.5%	859
Michigan [2]	6	3,862	94%	3,643	2.8%	634	7	4,150	95%	3,931	2.6%	660
Minneapolis	2	732	89%	651	1.7%	1,490	2	732	89%	651	1.4%	1,539
Nashville	4	1,114	77%	861	1.1%	854	6	1,830	79%	1,449	1.4%	851
Non-Target Florida [2]	10	2,204	100%	2,204	1.8%	657	11	2,404	98%	2,358	1.8%	718
Norfolk / Richmond	6	1,643	94%	1,551	2.5%	942	8	2,363	93%	2,186	2.7%	921
Providence RI	2	708	100%	708	1.0%	1,089	3	948	100%	948	1.4%	1,110
Raleigh / Greenville	2	366	86%	313	0.2%	646	7	1,599	79%	1,268	1.0%	702
Other Markets [2]	2	421	62%	262	0.3%	803	6	1,531	64%	977	1.2%	724

Total Other [3]	52	17,307	92%	15,903	17.3%	783	81	25,735	91%	23,342	21.6%	776

Grand Total	243	71,726	91%	64,971	100.0%	$1,042	310	91,409	90%	82,666	100.0%	$1,032

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]	Michigan, Non-Target Florida and Other Markets include properties in multiple markets.

[3]
For the quarters ended December 31, 2009 and 2008, Aimco’s conventional portfolio included assets in 18 and 23 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 4th Quarter 2009	Page 14

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
FOURTH QUARTER 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent)

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [3]	23	8,113	$492.8	7.9%	$330.1	$137.1	$468.8	$134.6	$820

Affordable	9	985	40.0	7.5%	15.8	23.7	32.3	19.6	796

Total Dispositions	32	9,098	$532.8	7.9%	$345.9	$160.8	$501.1	$154.2	$818

2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [4]

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [5]	68	20,405	$1,143.6	7.9%	$701.6	$373.9	$1,036.9	$354.7	$780

Affordable	22	2,578	130.2	6.5%	62.2	62.2	79.9	52.5	792

Total Dispositions	90	22,983	$1,273.8	7.8%	$763.8	$436.1	$1,116.8	$407.2	$781

[1]	Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	The following table presents selected market information regarding the conventional dispositions during the fourth quarter 2009:

Market	Properties	Units
Target Markets:
Atlanta	1	221
Chicago	2	402
Dallas-Fort Worth	1	180
Denver	1	324
Los Angeles	1	168
Orlando	1	324
Palm Beach/Fort Lauderdale	1	280
Phoenix	2	520
Suburban New York/New Jersey	3	1,475
Tampa	2	604
Washington — NoVA — MD	1	700

Total Target Markets	16	5,198
Other:
Indianapolis/Fort Wayne	3	1,799
Norfolk/Richmond	1	432
Raleigh/Greenville	2	504
Sacramento	1	180

Total Other	7	2,915

Total Conventional Dispositions	23	8,113

[4]	Year-to-date property sales activity does not include a land sale with total Aimco net proceeds of $1.6 million.

[5]	Year-to-date property sales include one unconsolidated property consisting of 480 units, which generated Aimco gross proceeds of $8.8 million and net proceeds of $3.4 million.
2009 PROPERTY ACQUISITION ACTIVITY
There were no property acquisitions during the year ended December 31, 2009.

AIMCO 4th Quarter 2009	Page 15

Supplemental Schedule 9
Capital Additions
Year Ended December 31, 2009
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of capital additions, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the year ended December 31, 2009. Per unit numbers are based on approximately 97,196 average units, including 81,135 conventional and 16,061 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Additions	Unit
Capital Replacements Detail:
Building and grounds	$32,876	$338
Turnover related	30,298	312
Capitalized site payroll and indirect costs	7,076	73

Total Aimco’s share of Capital Replacements	$70,250	$723

Capital Replacements:
Conventional	$64,675	$797
Affordable	5,575	$347

Total Aimco’s share of Capital Replacements	70,250	$723

Capital Improvements:
Conventional	47,634	$587
Affordable	5,755	$358

Total Aimco’s share of Capital Improvements	53,389	$549

Casualties:
Conventional	17,724
Affordable	1,872

Total Aimco’s share of Casualties [2]	19,596

Redevelopment (see Schedule 10) [3]:
Conventional projects [4]	66,768
Tax Credit projects [5]	46,066

Total Aimco’s share of Redevelopment	112,834

Total Aimco’s share of capital additions	256,069

Plus noncontrolling interest partners’ share of consolidated additions	20,062
Less Aimco’s share of unconsolidated additions	(687)

Capital Additions	$275,444

[1]	Average units calculated pro rata for the period based on disposition timing.

[2]	A portion of spending related to casualty losses is reimbursed through insurance.

[3]
Redevelopment additions for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as Aimco’s share on Schedule 10.

[4]
Conventional redevelopment projects include Lincoln Place (CA) and Pacific Bay Vistas (formerly Treetops) (CA), which are predominantly vacant and have December 31, 2009, net book values of $138.9 million and $32.9 million, respectively.

[5]	Redevelopment spending on tax credit projects is substantially funded from tax credit investor contributions.

AIMCO 4th Quarter 2009	Page 16

Supplemental Schedule 10
Summary of Redevelopment Activity
Year Ended December 31, 2009
(dollars in millions) (unaudited)

					Actual Additions
			Total			Year Ended
	Number of	Number of	Estimated		Inception to	December 31, 2009
	Properties	Units	Expenditures [1]		Date	Actual Amount	Aimco’s Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	37	13,553	$594.8		$540.0	$56.1	$52.9
Changes in project scope and estimated costs	—	—	(47.5	) [2]	—	—	—

Redevelopment additions during period	37	13,553	547.3		540.0	56.1	52.9

Projects completed during period	(33)	(11,910)	(499.0)		(499.0)

Active redevelopment projects at December 31, 2009 [3]	4	1,643	48.3		41.0

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	4	528	$38.8		$37.4	$20.3	$20.0
New redevelopment projects started during period	3	546	21.1		15.5	15.5	15.5
Changes in estimated costs	—	—	2.4		—	—	—

Redevelopment additions during period	7	1,074	62.3		52.9	35.8	35.5

Projects completed during period	(4)	(349)	(19.7)		(19.3)

Active redevelopment projects at December 31, 2009	3	725	42.6		33.6

TOTAL ACTIVE REDEVELOPMENT PROJECTS	7	2,368	$90.9		$74.6

YEAR-TO-DATE REDEVELOPMENT ADDITIONS						$91.9	$88.4

[1]	Represents the forecasted total expenditures anticipated to be incurred in a redevelopment project.

[2]	During 2009, Aimco elected not to complete portions of previously planned projects resulting in a reduction in estimated costs.

[3]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 4th Quarter 2009	Page 17

Supplemental Schedule 11
Aimco Capital
(in thousands) (unaudited)
Investment Management Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Current asset management fees [1]	$1,502	$1,006	$4,619	$4,074
Deferred asset management fees [2]	—	2,401	—	3,075
Promotes	2,880	(1,369)	4,429	47,210
Other GP transactional fees	1,299	5,684	6,512	14,087

Total asset management revenues	5,681	7,722	15,560	68,446

Tax credit syndication fees [3]	—	1,935	—	3,360
Deferred tax credit income — historic [4]	3,763	—	3,763	—
Deferred tax credit income — low income housing [4]	8,970	7,785	32,870	29,419

Total tax credit revenues	12,733	9,720	36,633	32,779

Total asset management and tax credit revenues	18,414	17,442	52,193	101,225

Accretion on discounted notes receivable [5]	(87)	(186)	604	(1,194)
Land and other investment gains	33	—	3,906	1,669
Other portfolio management revenue [6]	2,215	718	6,636	6,288

Total portfolio management revenue	2,161	532	11,146	6,763

Total investment management revenues	20,575	17,974	63,339	107,988

Investment management expenses	(3,060)	(6,740)	(15,779)	(24,784)

Net investment management income (pre-tax)	17,515	11,234	47,560	83,204
Income taxes [7]	(3,540)	(3,181)	(9,487)	(8,990)

Net investment management income (after tax)	$13,975	$8,053	$38,073	$74,214

Summary of Projected Tax Credit Income

	Year Ending December 31,
	2010	2011	2012	2013	2014	Thereafter	Total
Amortization of deferred income [8]	$30,967	$29,001	$29,022	$27,550	$25,832	$69,485	$211,857
Income taxes [9]	(12,077)	(11,310)	(11,319)	(10,745)	(10,074)	(27,099)	(82,624)

Projected income, net of tax	$18,890	$17,691	$17,703	$16,805	$15,758	$42,386	$129,233

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years for low income housing tax credits and when the asset is placed into service for historic tax credits. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions were generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the years ended December 31, 2009 and 2008, Aimco revised its estimate of the timing and amount of payment on certain discounted notes and as a result recorded adjustments totaling $1.0 million and $5.1 million, respectively, to accretion income.

[6]
Other portfolio management income during 2009 and 2008 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries. Income taxes are recalculated each period.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 4th Quarter 2009	Page 18

Supplemental Schedule 12
Apartment Unit Summary
As of December 31, 2009
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	166	48,146	48,146	100%
Partially-owned consolidated properties	75	24,580	17,825	73%
Partially-owned unconsolidated properties	2	1,304	455	35%

Total	243	74,030	66,426	90%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	83	11,525	11,525	100%
Partially-owned consolidated properties	102	10,951	3,411	31%
Partially-owned unconsolidated properties	75	7,174	1,077	15%

Total	260	29,650	16,013	54%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	249	59,671	59,671	100%
Partially-owned consolidated properties	177	35,531	21,236	60%
Partially-owned unconsolidated properties	77	8,478	1,532	18%

Total	503	103,680	82,439	80%

Management Contracts:
Property-managed for third parties	22	2,095
Asset-managed	345	29,879

Total	367	31,974

Total Portfolio	870	135,654

AIMCO 4th Quarter 2009	Page 19

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Conventional properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related amounts and operating real estate impairments, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, LP., a Delaware limited partnership, is the operating partnership in Aimco's UPREIT structure.
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): CR additions do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Casualty capital additions represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which excludes certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which excludes certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related amounts and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Conventional properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store conventional portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store conventional properties as well as its proportionate share of consolidated and unconsolidated Same Store conventional properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store conventional data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 4th Quarter 2009	Page 20